Exhibit 1.01

Adient plc
Conflict Minerals Report
For the Calendar Year Ended December 31, 2017

I.Background

The Securities and Exchange Commission (the “SEC”), through Section 13(p) of the Securities Exchange Act of 1934, imposes reporting requirements (the “Rule”) on SEC issuers concerning the use of Conflict Minerals and the metals derived from such minerals, as described below, that originate in the Democratic Republic of the Congo (the “DRC”) or the adjoining countries (collectively, the “Covered Countries”).

The term “Conflict Mineral” is defined to include cassiterite, columbite-tantalite, gold, and wolframite and their derivatives, including tantalum, tin and tungsten ("3TG”) regardless of their source.

This is the Conflict Minerals Report (“Report”) of Adient plc (“Adient”) for calendar year 2017 and covers all activities conducted for the calendar year ended December 31, 2017.

II.Adient Overview

Adient is the world's largest automotive seating supplier with relationships with the largest global auto manufacturers. Adient designs, manufactures and markets a full range of seating systems and components for passenger cars, commercial vehicles and light trucks, including vans, pick-up trucks and sport/crossover utility vehicles. Adient's proprietary technologies extend into virtually every area of automotive seating solutions, including complete seating systems, frames, mechanisms, foam, head restraints, armrests, trim covers and fabrics.

As used in this Report, and except where the context otherwise requires, the terms “we” and “our” refer to Adient and its majority-owned subsidiaries and variable interest entities that are required to be consolidated.

III.Product Overview

As noted above, Adient manufactures a full range of seating systems and components for passenger cars, commercial vehicles and light trucks. These products include complete seating systems, frames, mechanisms, foam, head restraints, armrests, trim covers and fabrics.

IV.Supply Chain Description

Adient is committed to the responsible sourcing of Conflict Minerals and is a member of the Responsible Minerals Initiative (“RMI”) (formerly known as the Conflict-Free Sourcing Initiative). RMI was founded by members of the Responsible Business Alliance (“RBA”) (formerly known as the Electronic Industry Citizenship Coalition) and the Global e-Sustainability Initiative (“GeSI”). Adient encourages its suppliers to conduct conflict-free sourcing from RMI certified smelters.

As a large multinational company, Adient has a complex, multi-tiered supply chain. The products that Adient manufactures are typically highly engineered, complex and contain thousands of parts from a vast network of globally dispersed suppliers.

Adient does not purchase raw ore or unrefined Conflict Minerals, and, to the best of its knowledge, conducts no purchasing activities directly in the Covered Countries. As a downstream consumer with many tiers in its supply chain, Adient generally does not have a direct relationship with smelters and refiners. In most instances, Adient obtains products containing 3TG from unrelated third-party suppliers with their own independent supply chains. Accordingly, Adient must rely on its direct suppliers to provide information on the origin of any Conflict Minerals contained in the components and parts supplied to Adient.

V.Reasonable Country of Origin Inquiry (“RCOI”)

A.Process Summary

Adient’s RCOI for calendar year 2017 was designed to determine whether the Conflict Minerals necessary to the functionality or production of a product manufactured (or contracted to be manufactured) by Adient originated in the Covered Countries, or are

Exhibit 1.01

from recycled or scrap sources. Adient established a system of controls designed to improve transparency into the Conflict Minerals used in its supply chain. Adient also performed a good faith, global scoping exercise to identify suppliers that were considered in-scope and subject to the RCOI (“In-Scope Suppliers”). Through communications with these suppliers, Adient attempted to identify Conflict Minerals smelters and refiners that may be sources for the various components used in Adient's own products.

Due to the complexity of Adient’s supply chain, Adient relied on its first-tier suppliers to provide information on the origin of any Conflict Minerals that might potentially appear in the components and parts they supplied to Adient. In addition, Adient sent the RMI Conflict Minerals Reporting Template (the “CMRT”) to these suppliers to gather information on the chain of custody of the necessary Conflict Minerals potentially included in Adient’s products.

Adient elected to use the CMRT, without alteration, as well as a survey tool to facilitate its RCOI. The questions on the CMRT include, but are not limited to, the use of Conflict Minerals by third-party suppliers; the Conflict Minerals' necessity to product functionality or production; the origin of such Conflict Minerals; and whether smelters producing the Conflict Minerals have been validated as compliant in accordance with the RMI. Adient notified In-Scope Suppliers of the RCOI and Adient’s expectations concerning the same, and provided them with instructions to assist with completing the CMRT.

In addition to the RCOI efforts described above, Adient undertook the following measures to determine the mine or country of origin of any Conflict Minerals used in the parts and components provided by its In-Scope Suppliers:

•
As part of its global scoping exercise, Adient considered the following supply base categories as the scope universe for RCOI purposes: manufactured products, products contracted to be manufactured, and spare parts.

•
Adient established scoping guidelines, which categorized a risk level of “High,” “Low” or “None” based on the likelihood of the presence of Conflict Minerals in each commodity and/or component. The scoping exercise was performed as a joint effort between our procurement and engineering groups. Suppliers providing components or commodities with risk rankings of High and Low were considered in-scope for RCOI procedures.

•
Adient required each supplier deemed to be in-scope to provide information regarding the use of Conflict Minerals from their suppliers, who, in turn, were expected to solicit that information from their next tier of suppliers. The Conflict Minerals Supplier Letter that was sent to each In-Scope Supplier can be found on Adient’s website at:
http://www.adient.com/suppliers/corporate-responsibility.

•
Adient provided explanations and training to its In-Scope Suppliers regarding the relevant requirements of the Rule and its obligations under the Rule, and reiterated Adient’s expectation that suppliers cooperate to support Adient’s compliance efforts. Refer to the “Supplier Engagement and Training” section of this Report for more information.

•
Adient reviewed for accuracy and completeness the responses it received from the In-Scope Suppliers regarding the country of origin of any Conflict Minerals necessary to functionality or production of products they supplied to Adient. If necessary, Adient flagged certain responses from these In-Scope Suppliers for additional follow up and/or due diligence.

•
In-Scope Suppliers who sent incomplete or inconsistent responses were asked to review their responses and resubmit their surveys. If In-Scope Suppliers did not respond, Adient implemented the following escalation process:

	▪	Step 1: Adient sent an escalation letter to certain high-risk In-Scope Suppliers that did not respond.

▪
Step 2: If the high-risk In-Scope Suppliers did not respond to the escalation letters, then the Adient commodity managers/buyers contacted them by telephone or in written form to request survey completion.

	▪	Step 3: If the supplier still did not respond, the relevant Vice President(s) of Procurement sent a written letter to the supplier requesting completion of the survey.

B.RCOI Results

At the start of the RCOI process, Adient determined there were 1,049 In-Scope Suppliers for calendar year 2017, a number that represented approximately 53% of its total direct suppliers. Adient then sent communications to all of its In-Scope Suppliers notifying them of the upcoming RCOI and subsequently received receipt confirmations from 94% of them.

Of the In-Scope Suppliers surveyed, the overall response rate was 62%, including 413 responses that were received and accepted. This figure represented 42% of the In-Scope Suppliers who confirmed receipt of the survey. Adient considers a response as received and accepted when a completed CMRT has been returned to Adient and the CMRT has been validated as accurate by its Compliance Specialists. The results of the RCOI survey appear in the table below:

Exhibit 1.01

RCOI Survey Results
No 3TG	74%
Acknowledged 3TG Sourced from the Covered Countries	16%
Acknowledged 3TG Not Sourced from the Covered Countries	8%
3TG Origin Uncertain or Unknown	2%

Adient believes that the improvement in the response rate from last year and the quality of the information received from its suppliers indicates improvement in its Conflict Minerals supply chain transparency. Notwithstanding these improvements, Adient continues to support its supplier's RCOI efforts during the reporting process to attempt to continue to improve its supply chain transparency.

C.Improvement Measures to Be Taken

During 2017, Adient continued its efforts to improve the quality of supplier CMRTs by offering awareness sessions, trainings and feedback sessions to suppliers, adding those elements to the sessions that were identified by the supplier satisfaction survey Adient conducted in 2016.

Adient plans to continue to improve its processes through additional measures, including, but not limited to, the following:

•	Engage with suppliers that have not responded to Adient’s request for Conflict Minerals information with focus on regional variations in response rates and directed buy arrangements;

•
Reconsider supply arrangements and potentially implement remedies for suppliers that refuse to cooperate with Adient’s compliance efforts or do not conduct conflict-free sourcing from the Covered Countries;

•	Continue to conduct and evaluate supplier satisfaction surveys related to our RCOI efforts to improve the communication with upstream suppliers and the quality of the supplier reporting;

•
Continue refining Adient’s strategy for managing and mitigating Conflict Minerals risk in the supply chain by sharing information about smelters of concern with affected suppliers in order to raise awareness and by requesting that affected suppliers encourage smelters in their supply chains to participate in certification schemes;

•	Include steps in the evaluation process to ensure customs and trade compliance with respect to the country of origin of Conflict Minerals to address issues regarding embargoes and sanctions;

•	Maintain and improve focused training initiatives designed to increase awareness within Adient and its supplier base; and

•	Report identified smelting facilities without a smelter ID to the RMI.

VI.Conflict Minerals Due Diligence

A.Compliance Framework

i.Framework Design and Overview

Adient designed a compliance framework that conforms to the primary principles of the "OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected Areas and High-Risk Areas," an internationally recognized due diligence framework developed by the Organisation for Economic Co-operation and Development (“OECD”), as well as related supplements for each of the Conflict Minerals. Our compliance framework focused on five core objectives: 1) establish strong company management systems; 2) identify and assess risk in the supply chain; 3) design and implement a strategy to respond to identified risks; 4) carry out independent third-party audit of smelters’/refiners’ due diligence practices; and 5) report annually on supply chain due diligence.

Exhibit 1.01

ii.Establish Strong Company Management Systems

Conflict Minerals Policy

Adient is committed to the responsible sourcing of Conflict Minerals and it supports the humanitarian goal of ending violent conflict in the Covered Countries. Our Conflict Minerals Policy Statement expresses that we continue to promote and encourage suppliers to conduct conflict-free sourcing from the Covered Countries, and to use responsible sourcing practices. We expect our suppliers to conduct due diligence on their respective supply chains and to assist us with our compliance efforts. To the extent that a supplier refuses to cooperate with our compliance efforts or does not conduct conflict-free sourcing from the Covered Countries, we may reconsider our supply arrangement and/or implement other remedies available to us. Our Conflict Minerals Policy Statement is publicly available on Adient’s website at:

http://www.adient.com/-/media/adient/shared/suppliers/corporate-responsibility/conflict-minerals/newadientconflictmineralspolicystatement nov-2016.ashx.

Internal Management System

Adient maintains an internal management system, where senior management who possess the necessary expertise, knowledge and experience oversee the RCOI and associated due diligence process. We continue to seek ways to identify and mitigate Conflict Minerals risk in our supply chain process through initiatives that often involve stakeholder engagement or consultation with outside experts.

Adient maintains a Conflict Minerals Executive Steering Committee (“Steering Committee”) comprised of leaders from Procurement, Legal, Engineering, Communications, Information Technology, Internal Audit and Finance. The Steering Committee oversees and supports Adient’s Conflict Minerals compliance program carried out by Adient’s global Project Management Organization (“PMO”). The global PMO includes representatives from each of the applicable departments involved in preparing and publishing this Report. The Steering Committee and PMO each meet on a regular basis to develop and monitor plans to comply with the reporting requirements of the Rule.

This Report was also reviewed by Adient’s Disclosure Committee, which is comprised of Adient’s Chief Executive Officer; Chief Financial Officer; Vice President, Communications & Investor Relations; General Counsel; Corporate Treasurer; Corporate Controller; Assistant Corporate Controller; Vice President, Tax; Vice President, Internal Audit; Vice President, Investor Relations; and Director - Corporate Governance & Securities.

System of Controls and Transparency

Due to the complexity of Adient’s supply chain, Adient relies on its first-tier In-Scope Suppliers to provide information on the origin of Conflict Minerals potentially present in materials supplied to Adient. Adient’s RCOI and due diligence processes are designed to gather information on the chain of custody of the necessary Conflict Minerals potentially included in Adient’s products.

Supplier Engagement and Training

Adient provides a Conflict Minerals presentation as part of the initial communication package to the In-Scope Suppliers that summarizes the relevant requirements of the Rule and our obligations under the Rule, and that reiterates Adient’s expectation that our suppliers cooperate to support our Conflict Minerals compliance efforts. The presentation is posted on our website at: http://www.adient.com/suppliers/corporate-responsibility. Suppliers are encouraged to ask their Adient representative questions to enhance the supplier's understanding of the Rule and our expectations.

Adient also provides the In-Scope Suppliers with instructions for responding to the survey, and our Compliance Specialists have scripts to help explain our requests and the reason behind the requests. Communications sent to suppliers also contain reference links to the Rule and additional guidance from the SEC, Automotive Industry Action Group (“AIAG”), RMI, and OECD. To help suppliers identify and address smelters of concern, Adient provides links to smelter information and other resources published by Non-Governmental Organizations ("NGO") such as Global Witness or Amnesty International.

Adient publicly shares its position on the responsible sourcing of Conflict Minerals through its Conflict Minerals Policy Statement. In addition, as Adient renews or enters into new agreements with suppliers, Adient includes a Conflict Minerals compliance

Exhibit 1.01

provision when appropriate. This provision requires suppliers to conduct and document inquiries into smelters and refiners of Conflict Minerals included in the products supplied to Adient, including inquiries as to the country of origin. Adient’s Global Supplier Standards Manual reflects these expectations.

Internal Training

Adient has a web-based training module for its Sales, Procurement, and Engineering functions that is designed to increase awareness and education regarding the relevant requirements of the Rule, Adient’s obligations under the Rule, and the processes that Adient uses to evaluate and respond to the related risks in our supply chain.

Records Management

Adient retains relevant Conflict Minerals documentation in accordance with its existing corporate retention policy and procedures.

Grievance Mechanism

Adient maintains a web- and telephone-based, 24-hour Integrity Helpline (information is available at: http://adient.ethicspoint.com/), providing any interested party (including employees, customers, suppliers or other external third-parties) with a confidential reporting mechanism to communicate potential violations of the law, regulations, professional standards and policies (including the Ethics Policy and the Conflict Minerals Policy Statement), as well as concerns regarding Adient’s supply chain. Incoming reports follow Adient’s Investigations Protocol, whereby cases are either investigated by Adient’s Legal Department or transferred to the responsible group inside Adient. The Legal Department monitors the investigation and resolution of cases reported through the helpline or escalated through other channels.

iii.Identify and Assess Risk in the Supply Chain

Adient’s RCOI was designed to determine whether the Conflict Minerals necessary to the functionality or production of a product manufactured (or contracted to be manufactured) by Adient originated in the Covered Countries, or were from recycled or scrap sources. Through communications with these In-Scope Suppliers, Adient sought to identify smelters and refiners of Conflict Minerals that may be used in the components and parts it sources from In-Scope Suppliers.

Adient followed up, and continues to follow up, with In-Scope Suppliers who indicated that they might be sourcing Conflict Minerals from the Covered Countries or non-certified smelters in order to exercise due diligence on the source and chain of custody of the Conflict Minerals. To that end, Adient asked the relevant In-Scope Suppliers whether they:

•	provided information on all smelters and the country of origin of the Conflict Minerals;

•	performed due diligence procedures for non-certified smelters; and

•	were able to determine if the Conflict Minerals financed or benefited armed groups in the Covered Countries.

iv.Design and Implement a Strategy to Respond to Identified Risks

Adient has established due diligence guidelines to be followed if the CMRT it receives from In-Scope Suppliers contained information indicating that a supplier may have sourced Conflict Minerals from the Covered Countries.

Whenever an In-Scope Supplier provided a response indicating that it might be sourcing Conflict Minerals from the Covered Countries, Adient initiated due diligence procedures to collect more detailed information from that supplier. This included engaging with such In-Scope Suppliers and validating information with other reliable sources. In-Scope Suppliers reporting RMI certified smelters from the Covered Countries were generally exempt from further due diligence as long as there were no incident reports available from NGOs or other reliable sources regarding the listed smelter(s) or refiner(s).

Under these procedures, survey findings were discussed with Adient’s Procurement Leadership Team. Adient then compiled a list of In-Scope Suppliers suspected of using Conflict Minerals from a Covered Country and compares them to the RMI smelter listing to verify the accuracy of the responses as well as the source of the Conflict Minerals. This information is then shared with Adient's procurement team and/or the applicable Adient representatives.

Exhibit 1.01

In addition to developing the procedures described above, Adient engaged and actively cooperated with industry groups, including RMI and AIAG. Adient also invested in systems and processes to manage risk identified in its supply chain.

v.Carry Out Independent Third-Party Audit of Smelters’/Refiners’ Due Diligence Practices

Adient supports independent third-party audits by being a member of the RMI. We rely on the RMI’s Conflict-Free Smelter Program as part of our due diligence process to identify smelters and refiners that have systems in place to assure sourcing of only conflict-free materials. As noted above, however, Adient does not purchase raw ore or unrefined Conflict Minerals, and, to the best of its knowledge, conducts no purchasing activities directly in the Covered Countries. In most instances, Adient obtains products containing 3TG from unrelated third-party suppliers with their own independent supply chains. This means that Adient must rely on these third-party suppliers to provide information on the origin of any Conflict Minerals contained in the components and parts they supply. Adient then evaluates the reports received from In-Scope Supplier by using the smelter database from RMI and reports any unknown smelter or smelters that have not been certified to RMI for further investigation and/or inclusion in the smelter certification scheme.

vi.Report Annually on Supply Chain Due Diligence

This Report (and the related Form SD) was filed with the SEC and is available on our website at:

http://www.adient.com/suppliers/corporate-responsibility.

B.Due Diligence Results

i.Facilities Used to Process Necessary 3TG Originating from Covered Countries

The RCOI, the use of the CMRT, and Adient’s other due diligence efforts described above were designed to provide Adient with information regarding the smelters and refiners that In-Scope Suppliers used to process Conflict Minerals in the products they supplied to Adient. As previously discussed, Adient is a downstream consumer of 3TG and generally does not have a direct relationship with smelters and refiners; as a result, it must rely on responses from its suppliers in order to determine the facilities used to process Conflict Minerals. Similar to Adient, our suppliers generally do not have a direct relationship with the facilities used to process Conflict Minerals. Against this backdrop, some of the In-Scope Suppliers responded that they were unable to provide smelter and refinery information at this time. Accordingly, Adient does not know all the facilities used to process, or the country of origin of, all the Conflict Minerals included in its products during this reporting period.

The responses Adient received and accepted as part of the RCOI indicate that 16% of the suppliers acknowledged that they sourced 3TG from the Covered Countries and 8% did not source from the Covered Countries. Each of the In-Scope Suppliers sourcing from the Covered Countries indicated that they only sourced from smelters that the RMI identifies as DRC conflict free. Although none of the responses acknowledged that 3TG was sourced from smelters or mines that financed or benefited armed groups, Adient's further review of additional information from NGOs and other sources found evidence suggesting possible concerns with four of the smelters identified by its In-Scope Suppliers. Adient subsequently contacted each of the relevant In-Scope Suppliers to encourage them to review their respective supply chain and to work with their own suppliers to eliminate problematic smelters from their supply chain. Failure to resolve these issues with potentially problematic smelters and refiners may lead Adient to take further measures in accordance with its existing Conflict Minerals Policy Statement and related procurement processes and policies, including reconsidering supply arrangements and potentially implementing remedies for suppliers that refuse to cooperate with Adient’s compliance efforts.

ii.Smelter Lists (Appendix A)

As explained above, Adient compared the smelter lists provided by its In-Scope Suppliers with the RMI list of compliant smelters to verify that these entities were DRC conflict free. The information provided by our suppliers was used to conduct this due diligence, as well as assess reports from In-Scope Suppliers for completeness and consistency.

Appendix A includes a list of the smelters identified by our suppliers as part of our RCOI and due diligence efforts. A total of 354 smelters were identified by our In-Scope Suppliers. Of that number, 262, or approximately 74%, are RMI certified. Another 73 smelters have not been certified by the RMI and 8 of those smelters reported using only recycled or scrap feedstock. Adient's analysis also determined that 19 of the smelters identified by our In-Scope Suppliers reportedly closed.

Exhibit 1.01

C.Risk Mitigation Measures

Adient’s current processes and procedures for mitigating Conflict Minerals supply chain risk include the following:

•	Continuing its membership in the RMI, which allows Adient to verify the accuracy of the responses received from its In-Scope Suppliers against the RMI smelter list;

•
Institutionalizing scoping guidelines, RCOI and due diligence guidelines, as well as the escalation process and the regional work instruction describing the process of supplier data collection and evaluation; and

•
Continuing to refine Adient’s global terms and conditions for suppliers and its Global Supplier Standards Manual to require suppliers to disclose, in writing, the content and the origin of the Conflict Minerals in the materials and/or products they provide to Adient.

Adient is aware of concerns that have been raised regarding the Rule’s possible unintended negative consequences for local communities. With these concerns in mind, Adient is committed to complying with the OECD Guidance and the Rule in a manner that is consistent with our Conflict Minerals Policy Statement and intended to mitigate such concerns. Adient continues to work with its In-Scope Suppliers to improve the response rate and completeness of its surveys, with the goal of mitigating the risk that Conflict Minerals in its supply chain benefited armed groups in the Covered Countries. In addition, Adient will:

•	Continue to direct suppliers to Adient’s Conflict Minerals Policy Statement, which emphasizes the responsible sourcing of Conflict Minerals;

•
Strive to improve supplier communication to identify potential risks at an early stage by conducting regular supplier satisfaction surveys and sending out detailed feedback related to information received from suppliers;

•	Continue to follow up with suppliers that source Conflict Minerals from, or were identified as potentially sourcing from, the Covered Countries;

•
Strive to improve the effectiveness of the escalation process to enhance supplier communications and the quality of responses, including through the use of root cause analysis related to supplier response rates;

•	Seek to enhance our RCOI and due diligence measures, as well as the review process for existing and new suppliers included in the scoping guidelines;

•	Continue to work with relevant trade associations to define and improve best practices and build leverage over the supply chain in accordance with the OECD guidance; and

•	Work with the RMI smelter engagement team to support their engagement and certification efforts.

VII.Determination

For calendar year 2017, Adient was unable to determine the mine or country of origin of its necessary Conflict Minerals or the facilities used to process Conflict Minerals in its supply chain with the greatest possible specificity. This is due to a lack of survey responses from its In-Scope Suppliers, inconclusive survey responses from them or both. As such, Adient is also unable to determine whether the products it manufactured, or contracted to be manufactured, in the 2017 calendar year, which include those listed in “III. Product Overview” above, were free of necessary Conflict Minerals that directly or indirectly financed or benefited armed groups in the Covered Countries. See Appendix A for a list of smelters for each of the Conflict Minerals identified as part of Adient’s efforts and country of origin information.

Cautionary Statement Regarding Forward-Looking Statements:

Adient has made statements in this Report that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this Report other than statements of historical fact are statements that are, or could be, deemed “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding Adient’s future plans, objectives, outlook, targets, guidance or goals are forward-looking statements. Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” or terms of similar meaning are also generally intended to identify forward-looking statements. Adient cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Adient's control, that could cause Adient’s

Exhibit 1.01

actual results to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties are difficult to predict accurately and may include (but are not limited to) regulatory changes and other developments relating to Conflict Minerals disclosures, changes in or developments related to Adient’s products or Adient’s supply chain, and industry developments relating to supply chain diligence, disclosure and other practices. A detailed discussion of risks related to Adient’s business is included in the section entitled “Risk Factors” in Adient's Annual Report on Form 10-K for the fiscal year ended September 30, 2017, filed with the SEC on November 22, 2017, and quarterly reports on Form 10-Q filed with the SEC, available at www.sec.gov. The forward-looking statements included in this Report are made only as of the date of this Report and, except as required by law, Adient assumes no obligation, and disclaims any obligation, to update such statements.

Exhibit 1.01

Appendix A - Smelters by mineral

The attached smelter information refers to data available in the RMI smelter database in March 2017. Any changes to the RMI smelter database that took place after March 2017 are not covered.

Country of Origin Legend:

L1
Benin, Bolivia (Plurinational State of), Burkina Faso, Canada, Chile, Colombia, Ecuador, Eritrea, Ghana, Guatemala, Guinea, Guyana, Honduras, Mali, Nicaragua, Panama, Peru, Russian Federation, Senegal, Togo, United States of America, Australia, Brazil, China, Ethiopia, France, India, Madagascar, Malaysia, Namibia, Nigeria, Sierra Leone, Thailand, Zimbabwe, Argentina, Germany, Indonesia, Laos, Mongolia, Myanmar, Portugal, United Kingdom of Great Britain and Northern Ireland, Viet Nam, Austria, Cambodia, Japan, Mexico, Spain, Uzbekistan

L2	Mozambique, South Africa
L3	Burundi, Rwanda, Uganda
DRC	Democratic Republic of the Congo
R/S	Recycled or Scrap

Abbreviations:

RMI         Responsible Minerals Initiative
RJC        Responsible Jewellery Council
LBMA         London Bullion Market - Association

List of Gold Smelters
Smelter Name	Smelter Country	Smelter ID	Status	Country of Origin of Minerals
Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015	RMI certified smelter	R/S
Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	RMI certified smelter	L1, R/S
Al Etihad Gold LLC	UNITED ARAB EMIRATES	CID002560	RMI certified smelter	L1, L2, R/S
Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	RMI certified smelter	Not disclosed per RJC
Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	RMI certified smelter	Not disclosed per LBMA
AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058	RMI certified smelter	Not disclosed per LBMA
Argor-Heraeus S.A.	SWITZERLAND	CID000077	RMI certified smelter	Not disclosed per LBMA
Asahi Pretec Corp.	JAPAN	CID000082	RMI certified smelter	R/S
Asahi Refining Canada Ltd.	CANADA	CID000924	RMI certified smelter	Not disclosed per LBMA
Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920	RMI certified smelter	Not disclosed per LBMA
Asaka Riken Co., Ltd.	JAPAN	CID000090	RMI certified smelter	R/S
AU Traders and Refiners	SOUTH AFRICA	CID002850	RMI certified smelter	Not disclosed per RJC
Aurubis AG	GERMANY	CID000113	RMI certified smelter	Not disclosed per LBMA

Appendix A

Exhibit 1.01

Bangalore Refinery	INDIA	CID002863	RMI certified smelter	Not disclosed per RMI
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	RMI certified smelter	Not disclosed per LBMA
Boliden AB	SWEDEN	CID000157	RMI certified smelter	Not disclosed per LBMA
C. Hafner GmbH + Co. KG	GERMANY	CID000176	RMI certified smelter	Not disclosed per RJC
CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	RMI certified smelter	Not disclosed per LBMA
Cendres + Metaux S.A.	SWITZERLAND	CID000189	RMI certified smelter	Not disclosed per RMI
Chimet S.p.A.	ITALY	CID000233	RMI certified smelter	Not disclosed per LBMA
Daejin Indus Co., Ltd.	REPUBLIC OF KOREA	CID000328	RMI certified smelter	R/S
DODUCO Contacts and Refining GmbH	GERMANY	CID000362	RMI certified smelter	L1, R/S
Dowa	JAPAN	CID000401	RMI certified smelter	L1, R/S
DSC (Do Sung Corporation)	REPUBLIC OF KOREA	CID000359	RMI certified smelter	R/S
Eco-System Recycling Co., Ltd.	JAPAN	CID000425	RMI certified smelter	R/S
Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	RMI certified smelter	Not disclosed per LBMA
Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459	RMI certified smelter	R/S
Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243	RMI certified smelter	Not disclosed per LBMA
HeeSung Metal Ltd.	REPUBLIC OF KOREA	CID000689	RMI certified smelter	L1, R/S
Heimerle + Meule GmbH	GERMANY	CID000694	RMI certified smelter	Not disclosed per LBMA
Heraeus Metals Hong Kong Ltd.	CHINA	CID000707	RMI certified smelter	Not disclosed per LBMA
Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	RMI certified smelter	Not disclosed per LBMA
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	RMI certified smelter	Not disclosed per LBMA
Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	RMI certified smelter	Not disclosed per LBMA
Istanbul Gold Refinery	TURKEY	CID000814	RMI certified smelter	Not disclosed per LBMA
Italpreziosi	ITALY	CID002765	RMI certified smelter	Not disclosed per RJC
Japan Mint	JAPAN	CID000823	RMI certified smelter	Not disclosed per LBMA
Jiangxi Copper Co., Ltd.	CHINA	CID000855	RMI certified smelter	Not disclosed per LBMA
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927	RMI certified smelter	Not disclosed per LBMA

Appendix A

Exhibit 1.01

JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	RMI certified smelter	Not disclosed per LBMA
JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	RMI certified smelter	Not disclosed per LBMA
Kazzinc	KAZAKHSTAN	CID000957	RMI certified smelter	Not disclosed per LBMA
Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969	RMI certified smelter	Not disclosed per RJC
KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511	RMI certified smelter	Not disclosed per RMI
Kojima Chemicals Co., Ltd.	JAPAN	CID000981	RMI certified smelter	L1, R/S
Korea Zinc Co., Ltd.	REPUBLIC OF KOREA	CID002605	RMI certified smelter	L1
Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	RMI certified smelter	Not disclosed per LBMA
L'Orfebre S.A.	ANDORRA	CID002762	RMI certified smelter	Not disclosed per RMI
LS-NIKKO Copper Inc.	REPUBLIC OF KOREA	CID001078	RMI certified smelter	Not disclosed per LBMA
Marsam Metals	BRAZIL	CID002606	RMI certified smelter	L1, R/S
Materion	UNITED STATES OF AMERICA	CID001113	RMI certified smelter	R/S
Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	RMI certified smelter	Not disclosed per LBMA
Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	RMI certified smelter	Not disclosed per RJC
Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	RMI certified smelter	Not disclosed per RJC
Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	RMI certified smelter	Not disclosed per RJC
Metalor Technologies S.A.	SWITZERLAND	CID001153	RMI certified smelter	Not disclosed per RJC
Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157	RMI certified smelter	Not disclosed per RJC
Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161	RMI certified smelter	Not disclosed per LBMA
Mitsubishi Materials Corporation	JAPAN	CID001188	RMI certified smelter	Not disclosed per LBMA
Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	RMI certified smelter	Not disclosed per LBMA
MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	RMI certified smelter	Not disclosed per LBMA
Modeltech Sdn Bhd	MALAYSIA	CID002857	RMI certified smelter	Not disclosed per RMI
Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	RMI certified smelter	Not disclosed per LBMA
Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220	RMI certified smelter	Not disclosed per LBMA
Nihon Material Co., Ltd.	JAPAN	CID001259	RMI certified smelter	Not disclosed per LBMA

Appendix A

Exhibit 1.01

Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	RMI certified smelter	Not disclosed per RJC
Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	RMI certified smelter	R/S
OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	RMI certified smelter	Not disclosed per LBMA
OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	RMI certified smelter	Not disclosed per LBMA
PAMP S.A.	SWITZERLAND	CID001352	RMI certified smelter	Not disclosed per LBMA
Planta Recuperadora de Metales SpA	CHILE	CID002919	RMI certified smelter	Not disclosed per RMI
Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	RMI certified smelter	Not disclosed per LBMA
PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	RMI certified smelter	Not disclosed per LBMA
PX Precinox S.A.	SWITZERLAND	CID001498	RMI certified smelter	Not disclosed per LBMA
Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	RMI certified smelter	Not disclosed per LBMA
Remondis Argentia B.V.	NETHERLANDS	CID002582	RMI certified smelter	Not disclosed per RMI
Republic Metals Corporation	UNITED STATES OF AMERICA	CID002510	RMI certified smelter	Not disclosed per RJC
Royal Canadian Mint	CANADA	CID001534	RMI certified smelter	Not disclosed per LBMA
SAAMP	FRANCE	CID002761	RMI certified smelter	Not disclosed per RJC
Safimet S.p.A	ITALY	CID002973	RMI certified smelter	Not disclosed per RMI
SAFINA A.S.	CZECH REPUBLIC	CID002290	RMI certified smelter	Not disclosed per RMI
Samduck Precious Metals	REPUBLIC OF KOREA	CID001555	RMI certified smelter	R/S
SAXONIA Edelmetalle GmbH	GERMANY	CID002777	RMI certified smelter	L1, R/S
Schone Edelmetaal B.V.	NETHERLANDS	CID001573	RMI certified smelter	Not disclosed per LBMA
SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585	RMI certified smelter	Not disclosed per LBMA
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	RMI certified smelter	Not disclosed per LBMA
Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	RMI certified smelter	Not disclosed per LBMA
Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516	RMI certified smelter	L1, R/S
SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	RMI certified smelter	Not disclosed per LBMA
Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761	RMI certified smelter	L1, R/S
Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	RMI certified smelter	Not disclosed per LBMA

Appendix A

Exhibit 1.01

SungEel HiMetal Co., Ltd.	REPUBLIC OF KOREA	CID002918	RMI certified smelter	R/S
T.C.A S.p.A	ITALY	CID002580	RMI certified smelter	Not disclosed per LBMA
Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	RMI certified smelter	Not disclosed per LBMA
The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	RMI certified smelter	Not disclosed per LBMA
Tokuriki Honten Co., Ltd.	JAPAN	CID001938	RMI certified smelter	Not disclosed per LBMA
Torecom	REPUBLIC OF KOREA	CID001955	RMI certified smelter	R/S
Umicore Brasil Ltda.	BRAZIL	CID001977	RMI certified smelter	Not disclosed per LBMA
Umicore Precious Metals Thailand	THAILAND	CID002314	RMI certified smelter	Not disclosed per LBMA
Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	RMI certified smelter	Not disclosed per LBMA
United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993	RMI certified smelter	L1, R/S
Valcambi S.A.	SWITZERLAND	CID002003	RMI certified smelter	Not disclosed per RJC
Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030	RMI certified smelter	Not disclosed per LBMA
WIELAND Edelmetalle GmbH	GERMANY	CID002778	RMI certified smelter	L1, R/S
Yamakin Co., Ltd.	JAPAN	CID002100	RMI certified smelter	L1, R/S
Yokohama Metal Co., Ltd.	JAPAN	CID002129	RMI certified smelter	R/S
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	RMI certified smelter	Not disclosed per LBMA
Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708	Registered by RMI but not certified	Does not source from Covered Countries
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103	Registered by RMI but not certified	RCOI confirmed as per RMI
AURA-II	UNITED STATES	CID002851	Registered by RMI but not certified	R/S
Caridad	MEXICO	CID000180	Registered by RMI but not certified	RCOI confirmed as per RMI
Chugai Mining	JAPAN	CID000264	Registered by RMI but not certified	Investigation on-going
Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343	Registered by RMI but not certified	CHINA
Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867	Registered by RMI but not certified	GERMANY
Elemetal Refining, LLC	UNITED STATES OF AMERICA	CID001322	Registered by RMI but not certified	Japan, USA
Faggi Enrico S.p.A.	ITALY	CID002355	Registered by RMI but not certified	-
Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515	Registered by RMI but not certified	ZIMBABWE

Appendix A

Exhibit 1.01

Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	CID000522	Registered by RMI but not certified	CHINA
GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852	Registered by RMI but not certified	INDIA
Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909	Registered by RMI but not certified	CHINA
Guangdong Jinding Gold Limited	CHINA	CID002312	Registered by RMI but not certified	CHINA
Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651	Registered by RMI but not certified	CHINA
Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671	Registered by RMI but not certified	CHINA
Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767	Registered by RMI but not certified	CHINA
HwaSeong CJ CO., LTD.	REPUBLIC OF KOREA	CID000778	Registered by RMI but not certified	REPUBLIC OF KOREA
Hwasung CJ Co., Ltd.	REPUBLIC OF KOREA	CID000778	Registered by RMI but not certified	REPUBLIC OF KOREA
Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563	Registered by RMI but not certified	UNITED ARAB EMIRATES
Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956	Registered by RMI but not certified	KAZAKHSTAN
Korea Metal Co., Ltd.	REPUBLIC OF KOREA	CID000988	Registered by RMI but not certified	-
Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865	Registered by RMI but not certified	RUSSIAN FEDERATION
L'azurde Company For Jewelry	SAUDI ARABIA	CID001032	Registered by RMI but not certified	SAUDI ARABIA
Lingbao Gold Co., Ltd.	CHINA	CID001056	Registered by RMI but not certified	CHINA
Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058	Registered by RMI but not certified	CHINA
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093	Registered by RMI but not certified	CHINA
Morris and Watson	NEW ZEALAND	CID002282	Registered by RMI but not certified	NEW ZEALAND
Morris and Watson Gold Coast	AUSTRALIA	CID002866	Registered by RMI but not certified	AUSTRALIA
Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	Registered by RMI but not certified	UZBEKISTAN
Pease & Curren	UNITED STATES OF AMERICA	CID002872	Registered by RMI but not certified	UNITED STATES OF AMERICA
Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362	Registered by RMI but not certified	CHINA
Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546	Registered by RMI but not certified	UNITED STATES OF AMERICA
Sai Refinery	INDIA	CID002853	Registered by RMI but not certified	INDIA
Samwon Metals Corp.	REPUBLIC OF KOREA	CID001562	Registered by RMI but not certified	REPUBLIC OF KOREA
Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619	Registered by RMI but not certified	CHINA

Appendix A

Exhibit 1.01

So Accurate Group, Inc.	UNITED STATES OF AMERICA	CID001754	Registered by RMI but not certified	UNITED STATES OF AMERICA
State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153	Registered by RMI but not certified	LITHUANIA
Sudan Gold Refinery	SUDAN	CID002567	Registered by RMI but not certified	SUDAN
Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947	Registered by RMI but not certified	CHINA
Tony Goetz NV	BELGIUM	CID002587	Registered by RMI but not certified	BELGIUM
TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615	Registered by RMI but not certified	KAZAKHSTAN
Universal Precious Metals Refining Zambia	ZAMBIA	CID002854	Registered by RMI but not certified	ZAMBIA
Yunnan Copper Industry Co., Ltd.	CHINA	CID000197	Registered by RMI but not certified	CHINA
Henan Yuguang Gold & Lead Co., Ltd.	CHINA	CID002519	Registered by RMI but not certified	Investigation on-going
K.A.Rasmussen as	NORWAY	-	Unknown smelter	Unknown
Shandong Humon Smelting Co., Ltd.	CHINA	CID002525	Registered by RMI but not certified	Investigation on-going
Shandong Yanggu Xiangguang Co. Ltd.	CHINA	CID002614	Registered by RMI but not certified	-
Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	CID002527	Registered by RMI but not certified	Investigation on-going
Super Dragon Technology Co., Ltd.	CHINA	CID001810	Registered by RMI but not certified	Investigation on-going
Zhongkuang Gold Industry Co., Ltd.	CHINA	CID002214	Registered by RMI but not certified	Investigation on-going

List of Tin Smelters
Smelter Name	Smelter Country	Smelter ID	Status	Country of Origin of Minerals
Alpha	UNITED STATES OF AMERICA	CID000292	RMI certified smelter	L1, R/S
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	RMI certified smelter	L1, R/S
China Tin Group Co., Ltd.	CHINA	CID001070	RMI certified smelter	L1
CV Ayi Jaya	INDONESIA	CID002570	RMI certified smelter	L1
CV Dua Sekawan	INDONESIA	CID002592	RMI certified smelter	L1
CV Gita Pesona	INDONESIA	CID000306	RMI certified smelter	L1
CV Tiga Sekawan	INDONESIA	CID002593	RMI certified smelter	L1
CV United Smelting	INDONESIA	CID000315	RMI certified smelter	L1
CV Venus Inti Perkasa	INDONESIA	CID002455	RMI certified smelter	L1
Dowa	JAPAN	CID000402	RMI certified smelter	L1

Appendix A

Exhibit 1.01

EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438	RMI certified smelter	L1
Fenix Metals	POLAND	CID000468	RMI certified smelter	L1, R/S
Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848	RMI certified smelter	L1
Gejiu Jinye Mineral Company	CHINA	CID002859	RMI certified smelter	L1
Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	RMI certified smelter	L1, R/S
Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	RMI certified smelter	L1
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	RMI certified smelter	L1, R/S
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116	RMI certified smelter	L1, R/S
Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849	RMI certified smelter	L1
Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760	RMI certified smelter	L1
Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244	RMI certified smelter	L1
Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231	RMI certified smelter	Not disclosed per RMI
Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	RMI certified smelter	L1, R/S
Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	RMI certified smelter	L1, L3, DRC, R/S
Melt Metais e Ligas S.A.	BRAZIL	CID002500	RMI certified smelter	L1
Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142	RMI certified smelter	L1, R/S
Metallo Belgium N.V.	BELGIUM	CID002773	RMI certified smelter	L1, R/S
Metallo Spain S.L.U.	SPAIN	CID002774	RMI certified smelter	L1, R/S
Mineracao Taboca S.A.	BRAZIL	CID001173	RMI certified smelter	L1
Minsur	PERU	CID001182	RMI certified smelter	L1, R/S
Mitsubishi Materials Corporation	JAPAN	CID001191	RMI certified smelter	R/S
Modeltech Sdn Bhd	MALAYSIA	CID002858	RMI certified smelter	Not disclosed per RMI
O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	RMI certified smelter	R/S
O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	RMI certified smelter	R/S
Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337	RMI certified smelter	L1, R/S
PT Aries Kencana Sejahtera	INDONESIA	CID000309	RMI certified smelter	L1

Appendix A

Exhibit 1.01

PT Artha Cipta Langgeng	INDONESIA	CID001399	RMI certified smelter	L1
PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	RMI certified smelter	L1
PT Babel Inti Perkasa	INDONESIA	CID001402	RMI certified smelter	L1
PT Bangka Prima Tin	INDONESIA	CID002776	RMI certified smelter	L1
PT Bangka Tin Industry	INDONESIA	CID001419	RMI certified smelter	L1
PT Belitung Industri Sejahtera	INDONESIA	CID001421	RMI certified smelter	L1
PT Bukit Timah	INDONESIA	CID001428	RMI certified smelter	L1
PT DS Jaya Abadi	INDONESIA	CID001434	RMI certified smelter	L1
PT Eunindo Usaha Mandiri	INDONESIA	CID001438	RMI certified smelter	L1
PT Inti Stania Prima	INDONESIA	CID002530	RMI certified smelter	L1
PT Karimun Mining	INDONESIA	CID001448	RMI certified smelter	L1
PT Kijang Jaya Mandiri	INDONESIA	CID002829	RMI certified smelter	L1
PT Lautan Harmonis Sejahtera	INDONESIA	CID002870	RMI certified smelter	L1
PT Menara Cipta Mulia	INDONESIA	CID002835	RMI certified smelter	L1
PT Mitra Stania Prima	INDONESIA	CID001453	RMI certified smelter	L1
PT O.M. Indonesia	INDONESIA	CID002757	RMI certified smelter	L1, R/S
PT Panca Mega Persada	INDONESIA	CID001457	RMI certified smelter	L1
CV Serumpun Sebalai	INDONESIA	CID000313	RMI certified smelter	L1
PT Prima Timah Utama	INDONESIA	CID001458	RMI certified smelter	L1
PT Refined Bangka Tin	INDONESIA	CID001460	RMI certified smelter	L1
PT Sariwiguna Binasentosa	INDONESIA	CID001463	RMI certified smelter	L1
PT Stanindo Inti Perkasa	INDONESIA	CID001468	RMI certified smelter	L1
PT Sukses Inti Makmur	INDONESIA	CID002816	RMI certified smelter	L1
PT Sumber Jaya Indah	INDONESIA	CID001471	RMI certified smelter	L1
PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477	RMI certified smelter	L1
PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482	RMI certified smelter	L1

Appendix A

Exhibit 1.01

PT Tinindo Inter Nusa	INDONESIA	CID001490	RMI certified smelter	L1
PT Tommy Utama	INDONESIA	CID001493	RMI certified smelter	L1
Resind Industria e Comercio Ltda.	BRAZIL	CID002706	RMI certified smelter	L1
Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539	RMI certified smelter	L1, R/S
Soft Metais Ltda.	BRAZIL	CID001758	RMI certified smelter	L1, R/S
Thaisarco	THAILAND	CID001898	RMI certified smelter	L1, L3, DRC, R/S
White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036	RMI certified smelter	L1
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	RMI certified smelter	L1, R/S
Yunnan Tin Company Limited	CHINA	CID002180	RMI certified smelter	L1
An Thai Minerals Co., Ltd.	VIET NAM	CID002825	Closed smelter	Investigation on-going
An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703	Registered by RMI but not certified	Investigation on-going
CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278	Closed smelter	CHINA
Cooperativa Metalurgica de Rondonia Ltda.	BRAZIL	CID000295	Closed smelter	BRAZIL
Da Nang Processing Import and Export Joint Stock	VIET NAM	CID003154	Closed smelter	VIET NAM
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572	Registered by RMI but not certified	VIET NAM
Estanho de Rondonia S.A.	BRAZIL	CID000448	Registered by RMI but not certified	BRAZIL
Feinhütte Halsbrücke GmbH	GERMANY	CID000466	Registered by RMI but not certified	-
Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	Registered by RMI but not certified	CHINA
HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	Registered by RMI but not certified	CHINA
Linwu Xianggui Ore Smelting Co., Ltd.	CHINA	CID001063	Closed smelter	-
Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573	Registered by RMI but not certified	VIET NAM
PT Cipta Persada Mulia	INDONESIA	CID002696	Closed smelter	INDONESIA
PT Justindo	INDONESIA	CID000307	Closed smelter	INDONESIA
PT Pelat Timah Nusantara Tbk	INDONESIA	CID001486	Closed smelter	Refer to RMI CID Number, RMI site for details
PT Tirus Putra Mandiri	INDONESIA	CID002478	Registered by RMI but not certified	INDONESIA
PT Wahana Perkit Jaya	INDONESIA	CID002479	Closed smelter	Refer to RMI CID Number, RMI site for details

Appendix A

Exhibit 1.01

Super Ligas	BRAZIL	CID002756	Registered by RMI but not certified	BRAZIL
Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574	Registered by RMI but not certified	VIET NAM
VQB Mineral and Trading Group JSC	VIET NAM	CID002015	Registered by RMI but not certified	VIET NAM
bangka Kudai Tin	INDONESIA	CID001409	Closed smelter	Bangka Belitung
Hayes Metals	NEW ZEALAND	CID002934	Registered by RMI but not certified	-
Hongqiao Metals (Kunshan) Co., Ltd.	CHINA	CID002635	Registered by RMI but not certified	-
Minmetals Ganzhou Tin Co. Ltd.	CHINA	CID001179	Closed smelter	-
Yunnan Gejiu Jinye Minerals	CHINA	-	unknown smelter	-

List of Tantalum Smelters
Smelter Name	Smelter Country	Smelter ID	Status	Country of Origin of Minerals
Asaka Riken Co., Ltd.	JAPAN	CID000092	RMI certified smelter	R/S
Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	RMI certified smelter	L1, R/S
D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504	RMI certified smelter	L1, R/S
Exotech Inc.	UNITED STATES OF AMERICA	CID000456	RMI certified smelter	L1, R/S
F&X Electro-Materials Ltd.	CHINA	CID000460	RMI certified smelter	L1, L3, DRC, R/S
FIR Metals & Resource Ltd.	CHINA	CID002505	RMI certified smelter	L1, R/S
Global Advanced Metals Aizu	JAPAN	CID002558	RMI certified smelter	L1, R/S
Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557	RMI certified smelter	L1, L3, DRC, R/S
Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291	RMI certified smelter	L1, DRC
Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	RMI certified smelter	L1, DRC, R/S
H.C. Starck Co., Ltd.	THAILAND	CID002544	RMI certified smelter	L1, L3, DRC, R/S
H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	RMI certified smelter	L1
H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548	RMI certified smelter	L1, R/S
H.C. Starck Ltd.	JAPAN	CID002549	RMI certified smelter	L1, R/S
H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550	RMI certified smelter	L1, DRC, R/S
H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545	RMI certified smelter	L1, L3, DRC, R/S
Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	RMI certified smelter	L1
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	RMI certified smelter	L1

Appendix A

Exhibit 1.01

Jiangxi Tuohong New Raw Material	CHINA	CID002842	RMI certified smelter	L1
JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	RMI certified smelter	L1, L3, DRC
Jiujiang Nonferrous Metals Smelting Company Limited	CHINA	CID000917	RMI certified smelter	L1, L2, L3, DRC, R/S
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	RMI certified smelter	L1
KEMET Blue Metals	MEXICO	CID002539	RMI certified smelter	L1, L3, DRC, R/S
KEMET Blue Powder	UNITED STATES OF AMERICA	CID002568	RMI certified smelter	L1
King-Tan Tantalum Industry Ltd.	CHINA	CID000973	RMI certified smelter	L1
LSM Brasil S.A.	BRAZIL	CID001076	RMI certified smelter	L1, R/S
Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	RMI certified smelter	L1, L2, R/S
Mineracao Taboca S.A.	BRAZIL	CID001175	RMI certified smelter	L1
Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192	RMI certified smelter	L1, L3, R/S
Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	RMI certified smelter	L1, L3, DRC, R/S
NPM Silmet AS	ESTONIA	CID001200	RMI certified smelter	L1, R/S
Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	CID002847	RMI certified smelter	L3
QuantumClean	UNITED STATES OF AMERICA	CID001508	RMI certified smelter	R/S
Resind Industria e Comercio Ltda.	BRAZIL	CID002707	RMI certified smelter	L1
RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522	RMI certified smelter	L1, R/S
Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	RMI certified smelter	L1
Taki Chemical Co., Ltd.	JAPAN	CID001869	RMI certified smelter	L1, L3, R/S
Telex Metals	UNITED STATES OF AMERICA	CID001891	RMI certified smelter	L1, R/S
Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	RMI certified smelter	L1, L3, DRC, R/S
XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	RMI certified smelter	L1
Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307	RMI certified smelter	L1
Duoluoshan	CHINA	CID000410	Registered by RMI but not certified	L1, L2, L3, R/S
H.C. Starck GmbH Laufenburg	GERMANY	CID002546	Registered by RMI but not certified	Refer to RMI CID Number, RMI site for details

Appendix A

Exhibit 1.01

Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA	CID000731	Closed smelter	UNITED STATES
Plansee SE Liezen	AUSTRIA	CID002540	Registered by RMI but not certified	Refer to RMI CID Number, RMI site for details
Plansee SE Reutte	AUSTRIA	CID002556	Registered by RMI but not certified	-
Tranzact, Inc.	UNITED STATES OF AMERICA	CID002571	Registered by RMI but not certified	UNITED STATES OF AMERICA
Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	CID002232	Registered by RMI but not certified	L1, L3, DRC, R/S

List of Tungsten Smelters
Smelter Name	Smelter Country	Smelter ID	Status	Country of Origin of Minerals
A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004	RMI certified smelter	L1, R/S
ACL Metais Eireli	BRAZIL	CID002833	RMI certified smelter	L1
Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502	RMI certified smelter	L1, L3, DRC
Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	RMI certified smelter	L1, R/S
Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	RMI certified smelter	L1
Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499	RMI certified smelter	L1
Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645	RMI certified smelter	Not disclosed per RMI
Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	RMI certified smelter	L1
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	RMI certified smelter	L1, R/S
Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	RMI certified smelter	L1
Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568	RMI certified smelter	L1, R/S
Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	RMI certified smelter	L1
H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002542	RMI certified smelter	R/S
H.C. Starck Tungsten GmbH	GERMANY	CID002541	RMI certified smelter	L1, R/S
Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	RMI certified smelter	L1
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579	RMI certified smelter	L1
Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	RMI certified smelter	L1
Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182	RMI certified smelter	Not disclosed per RMI
Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	RMI certified smelter	L1, R/S

Appendix A

Exhibit 1.01

Japan New Metals Co., Ltd.	JAPAN	CID000825	RMI certified smelter	L1, R/S
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	RMI certified smelter	L1
Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	RMI certified smelter	L1
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	RMI certified smelter	L1
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	RMI certified smelter	L1
Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535	RMI certified smelter	L1
Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	RMI certified smelter	L1
Kennametal Fallon	UNITED STATES OF AMERICA	CID000966	RMI certified smelter	L1, R/S
Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105	RMI certified smelter	L1, R/S
Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	RMI certified smelter	L1
Moliren Ltd.	RUSSIAN FEDERATION	CID002845	RMI certified smelter	L1
Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589	RMI certified smelter	L1, R/S
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543	RMI certified smelter	L1
Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827	RMI certified smelter	R/S
South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815	RMI certified smelter	L1
Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889	RMI certified smelter	L1
Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724	RMI certified smelter	L1 , R/S
Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011	RMI certified smelter	L1, L3
Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044	RMI certified smelter	L1, L3, DRC, R/S
Woltech Korea Co., Ltd.	REPUBLIC OF KOREA	CID002843	RMI certified smelter	L1
Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	RMI certified smelter	L1, L3, R/S
Xiamen Tungsten Co., Ltd.	CHINA	CID002082	RMI certified smelter	L1, R/S
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830	RMI certified smelter	L1
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095	RMI certified smelter	L1
Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	CID002518	Closed smelter	Refer to RMI CID Number, RMI site for details
Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345	Closed smelter	CHINA

Appendix A

Exhibit 1.01

Ganxian Shirui New Material Co., Ltd.	CHINA	CID002531	Closed smelter	-
Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	CID000868	Closed smelter	-
Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536	Registered by RMI but not certified	China
Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647	Registered by RMI but not certified	CHINA
Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313	Registered by RMI but not certified	CHINA
Pobedit, JSC	RUSSIAN FEDERATION	CID002532	Closed smelter	Refer to RMI CID Number, RMI site for details
Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd	CHINA	CID001091	Registered by RMI but not certified	Investigation on-going

Appendix A